EXHIBIT 23.5

BERNARDO VILLEGAS PEREZ
Contador Publico
Martricula 4962A


                         CONSENT OF INDEPENDENT AUDITOR


I hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-3 of my report dated March 15, 1996 appearing on page F-2 and F-3 of American International Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. I also consent to the reference to me under the heading "Expert" in such Prospectus.


/s/ BERNARDO VILLEGAS PEREZ
BERNARDO VILLEGAS PEREZ
Auditor
Professional Card No., 4962-A

December 18, 1997